UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 30, 2019

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Lake Robbins Drive, Suite 250 The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 675-2421

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIBT	NASDAQ Capital Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2019, the board of directors (the “Board”) of RiceBran Technologies (the “Company”) approved an amendment to the Bylaws of the Company to increase the authorized number of directors of the Company from seven (7) to eight (8).  The full text of the amendment to the Bylaws is attached hereto as Exhibit 3.1.

In connection with the increase of the size of the Board described above, the Board appointed Peter G. Bradley, 60, as a new member of the Board to occupy the newly authorized director position.  Mr. Bradley is a global business leader, bringing to the Company more than 23 years of experience as an executive in consumer foods, dietary supplements, food ingredients and specialty chemicals.  Mr. Bradley is a Principal at Ingredient Insights (“Insights”), a strategic consulting business focused in food ingredients and specialty materials geared toward M&A activity, supporting new start-ups and providing diligence support for institutional investors.  Mr. Bradley is also an Operating Partner with Arbor Investments (“Arbor”), a private equity firm specializing in premier companies in food, beverage and related industries.  Mr. Bradley joined Arbor in May 2019 in connection with its acquisition of Darifair Foods, Inc., a provider of dairy products and fresh value-added ingredients for national chain restaurants and food manufacturers.

Mr. Bradley previously served at Novel Ingredients (“Novel”), a technology driven provider of value-added ingredients and finished products to the U.S. dietary supplement industry.  As Chief Executive Officer of Novel from 2014-2016, Mr. Bradley guided Novel’s transition from an owner-managed business into a successful private equity portfolio company.  As Chairman of the Board of Novel from 2016-2017, Mr. Bradley spearheaded the entry into finished consumer products, and successfully guided Novel through the process that culminated in its acquisition by Innophos Holdings, Inc. (“Innophos”) in August 2017.  The Innophos exit represented a more than 35% ROI for the private equity owners, and a more than 100% increase from the starting equity value.

From 2009-2013, Mr. Bradley was Chief Executive Officer of Warwick International Group (“Warwick”), a specialty chemical company manufacturing bleach activators for the global home care industry and distributing specialty chemicals in Southern Europe and Asia.  Prior to Warwick, Mr. Bradley was with Sensient Technologies Corporation, serving as Managing Director of its Colors Europe division (2003-2004), President of its Asia Pacific Group (2004-2005) and President of its Color Group (2005-2009).  Mr. Bradley holds a bachelor’s degree in Business Studies from Manchester University (Finance and Marketing Majors) and a Post Graduate Diploma in Marketing from Manchester Business School.

Mr. Bradley will receive compensation for his services on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors.  A description of the Company’s non-employee director compensation appears under the caption “Director Compensation” in the Company’s Proxy Statement filed with the SEC on April 30, 2019.  The Board has not yet determined the Board committees on which Mr. Bradley will serve.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 5.02 above, which disclosures are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment to Bylaws, effective July 30, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: August 5, 2019	By:	/s/ Brent R. Rystrom

Brent R. Rystrom
Chief Executive Officer
(Duly Authorized Officer)